UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 26, 2005

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.
On October 26, 2005, LSI Logic Corporation (referred to here as “LSI Logic” or the “Company”) issued a news release regarding its financial results for the third quarter ended October 2, 2005. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
Use of Non-GAAP Financial Information
LSI Logic has referenced non-GAAP financial information in the news release. LSI Logic management believes that the results of operations excluding special items presented herein for the three- and nine-month periods ended October 2, 2005 and October 3, 2004, and the three-month period ended July 3, 2005 provide useful information to investors regarding results of operations, as they exclude charges, expenses, gains, and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations, acquisition-related amortization including intangibles and non-cash deferred stock compensation and other special items are examples of charges that are not directly related to the Company’s ongoing business results and/or stem from purchase business combinations. For a complete reconciliation of special items excluded from our results of operations for the three- and nine-month periods ended October 2, 2005 and October 3, 2004, and the three-month period ended July 3, 2005, refer to the tables furnished in the news release attached as Exhibit 99.1.
Results of operations excluding special items for the periods presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2004.
Item 8.01 Other Events.
The Company reported revenues of $482 million in the third quarter of 2005, compared to revenues of $481 million reported in the second quarter of 2005 and a 27 percent increase compared to the $380 million reported in the third quarter of 2004.
Third quarter net loss of $73 million or 19 cents per diluted share was primarily attributable to the $91 million restructuring charge associated with the planned sale of the company’s Gresham, Oregon manufacturing facility. The third quarter 2005 results compare to second quarter 2005 net income of $25 million or six cents per diluted share. Third quarter 2004 net loss was $282 million or 73 cents per diluted share, and included a $206 million non-cash charge for the impairment of the Gresham, Oregon facility.
Cash and short-term investments totaled $845 million at the end of the third quarter of 2005.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued October 26, 2005*

*     Furnished, not filed

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation

By:	/s/ David G. Pursel

David G. Pursel
Vice President, General Counsel & Corporate Secretary
Date: October 26, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued October 26, 2005*

*      Furnished, not filed